EXHIBIT 99.2
Court Plaza North 25 Main Street P.O. Box 800 Hackensack, NJ 07602-0800 201-489-3000 201-489-1536 fax — New York — Delaware — Maryland
Felice R. Yudkin Associate Admitted in NJ and NY Reply to New Jersey Office Writer’s Direct Line: 201-525-6261 Writer’s Direct Fax: 201-678-6261 Writer’s E-Mail: FYudkin@coleschotz.com

March 18, 2009

Via CM/ECF Filing

Clerk, U.S. Bankruptcy Court Martin Luther King Jr. Federal Building 50 Walnut Street Newark, New Jersey 07102

Re:	Tarragon Corporation, et al. - Case No. 09-10555 (DHS)

Dear Sir/Madam:

Please be advised on March 16, 2009, the Debtors in the above-referenced matter filed their Monthly Operating Reports under docket numbers 348 through 372 (the “MORS”).  The MORS incorrectly state that they reflect operations for the reporting period January 12, 2009 through February 28, 2009.  The correct reporting period for the MORS is January 12, 2009 through January 31, 2009, and the docket entries for these matters should be corrected to indicate the correct reporting period.

As always, the Court’s attention to this matter is greatly appreciated.

Very truly yours,
COLE, SCHOTZ, MEISEL,
FORMAN & LEONARD, P.A.
/s/ Felice R. Yudkin
Felice R. Yudkin
FRY/fp

cc:	Office of the United States Trustee

www.coleschotz.com
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